PRICING SUPPLEMENT NO. 54 (revised)                           Rule 424(b)(3)
DATED: April 6, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $50,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 05/04/98   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 05/04/2018       CUSIP#: 073928 AN 3

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                               Optional              Optional
                          Redemption           Repayment             Repayment
Redeemable On             Price(s)             Date(s)               Price(s)
-------------             -----------          ----------            ---------

*                         N/A                  N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate:

[_]         Commercial Paper Rate              Minimum Interest Rate:

[_]         Federal Funds Rate                 Interest Reset Date(s):

[_]         Treasury Rate                      Interest Reset Period:

[_]         LIBOR Reuters                      Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                         Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-------------------------

* Commencing May 4, 1999 and on each Interest Payment Date thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Semi-annually on the 4th, commencing 11/04/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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